EXHIBIT 4.1

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND ARE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (ii) IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

$50,000	As of [**]

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, UNITED ENERGY CORP., (“Debtor”) hereby promises to pay to the order of [**] (“Holder”), at [**] (or such other place as Holder may direct from time to time), in lawful money of the United States of America and in immediately available funds, the principal amount of Fifty Thousand Dollars ($50,000) and all accrued interest thereon on January 29, 2010.  The Debtor may not prepay any portion of this Note without the consent of the Holder.

1.           Interest.  Interest shall be computed at the per annum rate of twelve percent (12%); provided, if any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) at the per annum rate of seventeen percent (17%).  All interest payable hereunder shall be computed on the basis of actual days elapsed and a year of 360 days.

2.           Conversion.

(a)           Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, Holder shall have the right, at its option, at any time and from time to time, to convert, in whole or in part, the outstanding principal amount and the accrued but unpaid interest under this Note into shares of Common Stock of the Debtor at the conversion price of $.09 (the “Conversion Price”) per share of Common Stock by delivering to the Debtor a conversion notice (the “Conversion Notice”).

(b)             Stock Certificates.  The Debtor shall deliver to Holder or its designee not later than seven (7) days after delivery of the Conversion Notice, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

(c)           Conversion Price Adjustments.  If the Debtor, at any time while the Notes are outstanding (i) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) subdivide outstanding Common Stock into a larger number of shares, or (iii) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such event shall be adjusted to a number equal to such Conversation Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.  All calculations under this Section 2(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  Whenever any Conversion Price is adjusted as provided herein, the Debtor shall promptly deliver to Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(d)           Reservation and Issuance of Underlying Securities.  The Debtor covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note not less than such number of shares of Common Stock as shall be issuable (taking into account the adjustments under Section 2(c)) upon the conversion of this Note.  The Debtor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(e)           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Debtor, and such certificates shall be issued in the name of Holder or in such name or names as may be directed by Holder.

3.           Representations and Warranties.

1.           Organization; Authority.  Debtor is duly organized and validly existing under the laws of the jurisdiction of its organization and has all the requisite power and authority to execute, deliver and perform the transactions contemplated by this Note.  This Note constitutes the legal, valid and binding obligations of each of the Debtor and is enforceable against it in accordance with the terms hereof.

2.           Consents; Conflicts.  The execution and delivery of this Note by the Debtor as contemplated hereby will not (i) require any consent authorization or approval of or filing with any governmental entity or third party  or (ii) result in any violation of, be in conflict with or constitute a default under, the charter or by-laws of any of the Debtor, or any law, statute, regulation, ordinance, judgment, decree or order, or any material contract, agreement, instrument to which any of the Debtor is a party or by which it is bound.

4.           Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)        the Debtor fail to pay principal plus interest in full upon demand or when otherwise due;

(b)        any representation, warranty or statement of fact made by the Debtor in this Note shall when made or deemed made be false or misleading in any material respect;

(c)        any judgment for the payment of money is rendered against a Debtor in excess of $50,000 in any one case or in excess of $100,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against a Debtor;

(d)        Debtor dissolves or suspends or discontinues doing business;

(e)        Debtor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(f)        a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against a Debtor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or such Debtor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(g)        a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by a Debtor or for all or any part of its property;

5.           Miscellaneous.

1.           Amendments, Etc.  No amendment, modification, termination or waiver of any provision of this Note, and no consent to any departure by the Debtor here from, shall in any event be effective unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

2.           Other Rights.  No failure to exercise, and no delay in exercising on the part of Holder of, any right, power or privilege under this Note shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of Holder herein provided are cumulative and not exclusive of any rights or remedies provided by law.

3.           Binding Effect; Successors and Assigns.  This Note and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtor shall not have the right to assign or transfer this Note or its rights or obligations hereunder or any interest herein without the prior written consent of Holder.

4.           Governing Law.  This Note shall be a contract made under and governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.  All obligations of the Debtor and rights of Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.

5.           Maximum Interest Rate.  This Note is subject to the express condition that at no time shall the Debtor be obligated or required to pay interest on the principal balance at a rate which would subject Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Debtor are permitted by law to contract or agree to pay.  If by the terms of this Note the Debtor is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance.

6.           Notices.  All notices and other communications provided to any party hereto under this Note shall be in writing (including telex or facsimile) and addressed or delivered to such party at its address set forth herein:

If to Holder:	[**] [**] Telephone No.: [**] Telecopy No.: [**]
If to the Debtor:	United Energy Corp. 600 Meadowlands Parkway Secaucus, New Jersey 07094 Attention: President

or at such other address as may be designated by such party from time to time in a notice complying with the terms of this section.  Any notice shall be deemed given upon receipt.

7.           Severability.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law.  Any provision of this Note that is prohibited by, unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition, unenforceability or invalidity, without invalidating the remainder of such provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

8.           Captions.  Section captions used in this Note are for convenience of reference only and shall not affect the construction of this Note.

9.           SUBMISSION TO JURISDICTION; WAIVER OF VENUE.  THE DEBTOR: (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN MANHATTAN, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND THE DEBTOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; AND (B) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST HOLDER OR THE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF HOLDER, ARISING OUT OF OR RELATING TO THIS NOTE, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS PARAGRAPH.  THE DEBTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY THE DEBTOR, HOLDER, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS PARAGRAPH AS WELL AS ANY RIGHT THEY MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE.  THE DEBTOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

10.           WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS NOTE, AND AGREE THAT ANY SUCH ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ENTERING INTO THIS NOTE.

11.           Debtor’s obligations under this Note are secured by the assets of the Debtor pursuant to that certain Security Agreement, dated May 13, 209, as amended on October [__], 2009, by and among Debtor, the Holder and certain other creditors of Debtor.

[signature page follows]

IN WITNESS WHEREOF, Debtor has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

UNITED ENERGY CORP.
By:
Name: Title: